Exhibit 99.1

Second Sight Announces Latest Expansion of Medicare Coverage for Argus II Retinal Prosthesis System

-- Argus II Covered in Majority of Medicare Administrative Contractor Jurisdictions Across 31 States --

SYLMAR, Calif.--(BUSINESS WIRE)--Mar. 6, 2018-- Second Sight Medical Products, Inc. (NASDAQ:EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics intended to create an artificial form of useful vision for blind individuals, today announced that Palmetto GBA (Jurisdiction JJ) is the latest Medicare Administrative Contractor (MAC) to provide coverage for the Argus® II Retinal Prosthesis System (Argus II) and the related surgical procedure. As a result of this decision, coverage for the Argus II will now include Alabama, Georgia and Tennessee. This brings the total coverage of the Argus II to 31 states, two territories and the District of Columbia.

“We are pleased that blind individuals with Retinitis Pigmentosa covered by Medicare now have greater access to the Argus II with five of seven MACs nationwide covering Argus II. We continue to work with the few remaining MACs and payers towards the goal of achieving full coverage in the U.S. The significant momentum in this effort reflects recognition of our technology as the standard of care for these blind individuals,” said Will McGuire, President and CEO of Second Sight.

Effective February 26, 2018, Palmetto GBA (Jurisdiction JJ), published a local coverage article on the Argus II placement procedure (0100T). This decision authorizes coverage of Argus II under the Local Coverage Article A53044, when medically necessary, to Medicare beneficiaries in Alabama, Georgia and Tennessee.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed, and now manufactures and markets, the Argus® II Retinal Prosthesis System. Development of new hardware and software intended to improve the quality of the vision produced by the Argus system is ongoing. Second Sight is also developing the Orion™ Visual Cortical Prosthesis to restore some vision to individuals who are blind due to many causes other than preventable or treatable conditions. Second Sight’s U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, please visit www.secondsight.com.

About the Argus II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound retinitis pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses stimulate the retina's remaining cells, intending to result in the perception of patterns of light in the brain. The patient must learn to interpret these visual patterns, having the potential to regain some visual function. The Argus II was the first artificial retina to receive widespread commercial approval, and is offered at approved centers in Canada, France, Germany, Italy, Russia, Saudi Arabia, Singapore, South Korea, Spain, Taiwan, Turkey, the United Kingdom, and the United States. Further information on the long-term benefits and risks can be found in the peer reviewed paper at: http://www.sciencedirect.com/science/article/pii/S0161642016305796

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, as filed on March 16, 2017, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

View source version on businesswire.com: http://www.businesswire.com/news/home/20180306005550/en/

Source: Second Sight Medical Products, Inc.

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